Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements

Form Registration Number

S-3 333-238750

S-3 333-218415

S-3 333-197516

S-3 333-195540

S-8 333-233188

S-8 333-220003

S-8 333-195539

S-8 333-195538

S-8 333-195536

S-8 333-195535

S-8 333-195533

S-8 333-195529

of our reports dated February 24, 2023, with respect to the consolidated financial statements of Navient Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

McLean, Virginia

February 24, 2023